UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

FORM 8-K
__________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2013

KBS LEGACY PARTNERS APARTMENT REIT, INC.
(Exact Name of Registrant as Specified in Its Charter)
______________________________________________________

Maryland	000-54673	27-0668930
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	I.R.S. Employer Identification No.

620 Newport Center Drive, Suite 1300
Newport Beach, California 92660
(Address of principal executive offices)

Registrant’s telephone number, including area code: (949) 417-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
Second Amended and Restated Dividend Reinvestment Plan
On January 17, 2013, the board of directors of KBS Legacy Partners Apartment REIT, Inc. (the “Company”) approved a second amended and restated dividend reinvestment plan (the “Amended Dividend Reinvestment Plan”). The Amended Dividend Reinvestment Plan will be effective for purchases under the plan on or after January 28, 2013, which is 10 days after filing this Current Report on Form 8-K. Pursuant to the Amended Dividend Reinvestment Plan, the purchase price of shares of the Company’s common stock issued under the Amended Dividend Reinvestment Plan will be equal to 95% of the price to acquire a share of common stock in the Company’s public offering. The current price per share of the Company’s common stock is $10.00 and shares of the Company’s common stock issued under the Amended Dividend Reinvestment Plan will be issued for $9.50 per share until the Company announces an updated primary offering selling price.  The Company currently expects to announce and implement an updated primary offering selling price for new purchases of common stock in the Company’s ongoing initial public offering on February 27, 2013.
Also, pursuant to the Amended Dividend Reinvestment Plan, once the Company establishes an estimated value per share for a purpose other than to set the price to acquire shares of common stock in one of the Company’s public offerings, the purchase price of shares of the Company’s common stock issued under the Amended Dividend Reinvestment Plan will be equal to 95% of the estimated value per share of the Company’s common stock.  The Company currently expects to establish an estimated value per share of common stock, for a purpose other than to set the price to acquire a share in one of the Company’s public offerings, after completion of the Company’s offering stage.  The Company’s offering stage will be complete when the Company is no longer publicly offering equity securities - whether through its initial public offering or follow-on public offerings - and has not done so for up to 18 months.
If the Company publicly announces in a filing with the Securities and Exchange Commission (the “SEC”) a new estimated value per share, a stockholder who participates in the Amended Dividend Reinvestment Plan (the “Participant”) shall have no less than two business days after the date of such announcement to notify the Company in writing of the Participant’s termination, which will be effective for the next date shares are purchased under the Amended Dividend Reinvestment Plan.
There were no other changes to the Amended Dividend Reinvestment Plan.
Second Amended and Restated Share Redemption Program
On January 17, 2013, the board of directors of KBS Legacy Partners Apartment REIT, Inc. (the “Company”) approved a second amended and restated share redemption program (the “Amended Share Redemption Program”). The Amended Share Redemption Program will be effective for redemptions under the program on or after February 17, 2013 which is 30 days after filing this Current Report on Form 8-K. Under the Amended Share Redemption Program, the Company will redeem shares as a percentage of the price paid to acquire common shares from the Company for ordinary redemptions. Ordinary redemptions are all redemptions other than those sought in connection with a stockholder’s death, Qualifying Disability (as defined in the Amended Share Redemption Program) or Determination of Incompetence (as defined in the Amended Share Redemption Program).
Pursuant to the Amended Share Redemption Program, the Company will redeem shares under the program as follows:

•	92.5% of the price paid to acquire the shares from the Company for stockholders who have held their shares for at least one year;

•	95.0% of the price paid to acquire the shares from the Company for stockholders who have held their shares for at least two years;

•	97.5% of the price paid to acquire the shares from the Company for stockholders who have held their shares for at least three years; and

•	100% of the price paid to acquire the shares from the Company for stockholders who have held their shares for at least four years.
Notwithstanding the above, once the Company establishes an estimated value per share of the common stock for a purpose other than to set the price to acquire a share in one of the public offerings after the completion of the Company’s offering stage, the redemption price per share for all stockholders would be equal to the estimated value per share, as determined by the Advisor and/or an independent valuation firm.
There were no other changes to the Amended Share Redemption Program. The Company’s board of directors may amend, suspend or terminate the program upon 30 days’ notice. The Company may provide notice by including such information (a) in a Current Report on Form 8-K or in the Company’s annual or quarterly reports, all publicly filed with the SEC or (b) in a separate mailing to the Company’s stockholders.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS LEGACY PARTNERS APARTMENT REIT, INC.

Dated: January 18, 2013	BY:	/s/ DAVID E. SNYDER
David E. Snyder
Chief Financial Officer, Treasurer and Secretary